EXHIBIT 99.1


(BW)  (INTERVEST-BANCSHARES)  (IBCA)

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------

                         COMPLETES RECORD YEAR FOR 2004
                         ------------------------------
                    REPORTS ANNUAL EARNINGS OF $11.4 MILLION
                    ----------------------------------------
                  AND TOTAL ASSETS OF $1.32 BILLION AT YEAR END
                  ---------------------------------------------

        Business Editors - New York - (Business Wire - January 18, 2005)

     Intervest Bancshares Corporation (NASDAQ: IBCA) (the "Company") today reported that its consolidated net earnings for 2004 increased by $2,333,000, or 26%, to $11,453,000, or $1.71 per diluted share, from $9,120,000, or $1.53 per diluted share, reported in 2003. For the fourth quarter of 2004, consolidated net earnings increased by $839,000, or 38%, to $3,061,000 from $2,222,000 in the fourth quarter of 2003. Diluted earnings per share for the 2004 quarter was $0.46, compared to $0.35 reported in the 2003 quarter.

     The Company's efficiency ratio, which is a measure of its ability to control expenses as a percentage of its revenues, continues to be excellent and stood at 25% for both the fourth quarter and full year of 2004. The Company's book value per common share rose to $14.37 at December 31, 2004.

     The $839,000 increase in earnings for the fourth quarter was primarily due to the continued growth in the Company's lending activities. Net interest and dividend income increased 32% or $1,865,000 from the fourth quarter of 2003 primarily due to a $309,000,000 increase in average loans outstanding, partially offset by a lower net interest margin. The margin decreased to 2.41% in the current quarter from 2.69% in the prior year quarter primarily due to lower rates on new loan originations as well as the effect of prepayments of higher yielding loans over the past year. Noninterest income increased $204,000 in the current quarter primarily due to higher income of $183,000 from loan prepayments. These revenue increases were partially offset by the following: a $505,000 increase in the provision for loan losses resulting from continued loan growth; a $362,000 increase in income tax expense resulting from higher pretax income; and a $363,000 increase in noninterest expenses primarily due to growth in staff, salary increases and from the leasing of larger office space in Rockefeller Plaza in New York City. The Company's return on average assets and equity was 0.96% and 14.30%, respectively, in the 2004 quarter, compared to 1.03% and 13.17% in the 2003 quarter.

     The $2,333,000 increase in earnings for the full year 2004 was also due to growth in net interest and dividend income of $5,966,000 and an increase of $1,819,000 in noninterest income, of which $1,229,000 was attributable to higher income from loan prepayments. These revenue increases were partially offset by a $2,557,000 increase in the provision for loan losses, a $1,903,000 increase in income tax expense and a $992,000 increase in noninterest expenses. The contributing factors to these changes were largely the same as those discussed above regarding the quarterly period. The Company's return on average assets and equity was 1.02% and 14.14%, respectively, in 2004, compared to 1.19% and 15.34% in 2003.

      Total consolidated assets at December 31, 2004 increased 44% to $1,316,751,000, from $911,523,000 at December 31, 2003. The increase is reflected in the growth in the Company's loan and investment securities portfolios.

     Total consolidated loans, net of unearned fees, at December 31, 2004 increased 51% to $1,015,396,000 from $671,125,000 at December 31, 2003. The increase was due to new commercial real estate and multifamily mortgage loan originations exceeding repayments. New loan originations totaled $148,642,000 in the fourth quarter of 2004 and $626,252,000 for the full year 2004, compared to $89,398,000 and $378,630,000, respectively, for the same periods of 2003.

     Total consolidated security investments at December 31, 2004 increased 63% to $253,980,000 from $155,898,000 at December 31, 2003. The increase was due to new investments exceeding maturities and early calls of securities. The Company continues to invest in short-term (1-5 year) U.S government agency debt obligations to emphasize liquidity and to target Intervest National Bank's loan-to-deposit ratio at approximately 80%. The investment portfolio at December 31, 2004 had a weighted-average remaining maturity of 1.4 years and a yield of 2.33%, compared to 1.1 years and a yield of 1.75% at December 31, 2003.

     Total consolidated cash and other short-term investments at December 31, 2004 decreased to $24,599,000, from $64,128,000 at December 31, 2003 due to the deployment  of  a  portion  of  those  funds  into  loans  and  securities.

      Total consolidated deposits at December 31, 2004 increased 47% to $993,872,000, from $675,513,000 at December 31, 2003, primarily reflecting increases in money market and certificate of deposit accounts of $38,335,000 and $277,612,000, respectively.

     Total consolidated borrowed funds and related interest payable increased 44% to $202,661,000 at December 31, 2004, from $140,383,000 at December 31,
2003. The increase was primarily due to the following: $36,000,000 of short-term FHLBNY borrowings by Intervest National Bank (which mature during January and February 2005) and sales of additional trust preferred securities as previously announced during 2004 totaling $30,000,000. The Company now has a total of $60,000,000 of trust preferred securities that qualify for inclusion in regulatory capital. During 2004, a total of $2,883,000 (comprised of $1,760,000 of principal and $1,123,000 of accrued interest) of the Company's convertible debentures were converted at the option of the debenture holders into 240,546 shares of Class A common stock

     Total consolidated stockholders' equity at December 31, 2004 increased 20% to $90,094,000, from $75,385,000 at December 31, 2003. The increase was almost entirely due to earnings of $11,453,000 and $3,247,000 of additional equity from the issuance of shares in connection with the exercise of stock warrants and conversion of debentures.

     The Company intends to explore further growth through the acquisition of other banks or thrifts. The Company emphasizes that it has not entered into any agreements or identified any institutions for acquisition and there can be no assurances that any such acquisitions will be successfully completed.

     Intervest Bancshares Corporation is a registered financial holding company. Its operating subsidiaries are: Intervest National Bank, a nationally chartered commercial bank, that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of five full-service banking offices in Clearwater and Pinellas County, Florida; Intervest Mortgage Corporation, a mortgage investment company; and Intervest Securities
Corporation, a registered broker/dealer. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution. Intervest Bancshares Corporation's Class A Common Stock is listed on the NASDAQ Small Cap: Trading Symbol IBCA.

This press release may contain forward-looking information. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions in the Company's market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans; and competition. Reference is made to the Company's filings with the SEC for further discussion of risks and uncertainties regarding the Company's business. Historical results are not necessarily indicative of the future prospects of the Company.
CONTACT:  JEROME  DANSKER,  CHAIRMAN
          Intervest Bancshares Corporation, 1 Rockefeller Plaza, Suite 400, New York, New York 10020-2002
          (212-218-2800)   (Fax 212-218-2808)
              SELECTED CONSOLIDATED FINANCIAL INFORMATION FOLLOWS.
                                   Page 2 of 4

                                       INTERVEST BANCSHARES CORPORATION
                                       --------------------------------
                                 SELECTED CONSOLIDATED FINANCIAL INFORMATION

-------------------------------------------------------------------------------------------------------------
                                                               QUARTER ENDED           TWELVE-MONTHS ENDED
(Dollars in thousands, except per share amounts)                DECEMBER 31,              DECEMBER 31,
                                                          ---------------------------------------------------
                                                             2004         2003         2004          2003
-------------------------------------------------------------------------------------------------------------
SELECTED OPERATING DATA:
Interest and dividend income . . . . . . . . . . . . . .  $   18,910   $   13,524   $   66,549   $    50,464
Interest expense . . . . . . . . . . . . . . . . . . . .      11,254        7,733       38,683        28,564
                                                          ------------------------  -------------------------
Net interest and dividend income . . . . . . . . . . . .       7,656        5,791       27,866        21,900
Provision for loan losses. . . . . . . . . . . . . . . .       1,098          593        4,526         1,969
                                                          ------------------------  -------------------------
Net interest and dividend income
    after provision for loan losses. . . . . . . . . . .       6,558        5,198       23,340        19,931
Noninterest income . . . . . . . . . . . . . . . . . . .         982          778        5,140         3,321
Noninterest expenses . . . . . . . . . . . . . . . . . .       2,147        1,784        8,251         7,259
                                                          ------------------------  -------------------------
Earnings before income taxes . . . . . . . . . . . . . .       5,393        4,192       20,229        15,993
Provision for income taxes . . . . . . . . . . . . . . .       2,332        1,970        8,776         6,873
                                                          ------------------------  -------------------------
NET EARNINGS . . . . . . . . . . . . . . . . . . . . . .  $    3,061   $    2,222   $   11,453   $     9,120
                                                          ========================  =========================

BASIC EARNINGS PER SHARE . . . . . . . . . . . . . . . .  $      .50   $      .41   $     1.89   $      1.85
DILUTED EARNINGS PER SHARE . . . . . . . . . . . . . . .  $      .46   $      .35   $     1.71   $      1.53

Adjusted net earnings for diluted earnings per share (1)  $    3,144   $    2,329   $   11,707   $     9,572
Weighted-average common shares and common
equivalent shares outstanding for computing:
    Basic earnings per share . . . . . . . . . . . . . .   6,135,516    5,432,732    6,068,755     4,938,995
    Diluted earnings per share (2) . . . . . . . . . . .   6,902,815    6,627,007    6,828,176     6,257,720
Common shares outstanding at end of period . . . . . . .   6,271,433    5,988,377    6,271,433     5,988,377
Common stock warrants outstanding at end of period . . .     696,465      738,975      696,465       738,975

Net interest margin. . . . . . . . . . . . . . . . . . .        2.41%        2.69%        2.52%         2.90%
Return on average assets (3) . . . . . . . . . . . . . .        0.96%        1.03%        1.02%         1.19%
Return on average equity (3) . . . . . . . . . . . . . .       14.30%       13.17%       14.14%        15.34%
Effective income tax rate. . . . . . . . . . . . . . . .       43.24%       46.99%       43.38%        42.98%
Efficiency ratio (4) . . . . . . . . . . . . . . . . . .          25%          27%          25%           29%
-------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                          AT           AT           AT          AT         AT
                                                          --           --           --          --         --
                                                        DEC 31,      SEP 30,      JUN 30,     MAR 31,    DEC 31,
                                                        -------      -------      -------     -------    -------
SELECTED FINANCIAL CONDITION INFORMATION:                2004         2004         2004        2004       2003
-----------------------------------------------------------------------------------------------------------------
Total assets (5) . . . . . . . . . . . . . . . . . .  $1,316,751   $1,269,256   $1,119,266   $993,010   $911,523
Total cash and short-term investments. . . . . . . .  $   24,599   $   47,138   $   19,879   $ 65,376   $ 64,128
Total securities held to maturity. . . . . . . . . .  $  248,888   $  255,340   $  196,132   $142,116   $152,823
Total FRB and FHLB stock . . . . . . . . . . . . . .  $    5,092   $    4,642   $    4,642   $  3,255   $  3,075
Total loans, net of unearned fees. . . . . . . . . .  $1,015,396   $  939,001   $  877,296   $763,108   $671,125
Total deposits . . . . . . . . . . . . . . . . . . .  $  993,872   $  976,392   $  852,852   $737,150   $675,513
Total borrowed funds and accrued interest payable(5)  $  202,661   $  180,368   $  155,640   $155,034   $140,383
Total stockholders' equity . . . . . . . . . . . . .  $   90,094   $   84,410   $   81,259   $ 78,751   $ 75,385
Total allowance for loan losses. . . . . . . . . . .  $   11,106   $   10,008   $    8,941   $  7,657   $  6,580
Total nonperforming loans. . . . . . . . . . . . . .  $    4,607   $    5,226            -   $  1,036   $  8,474
Total loan chargeoffs. . . . . . . . . . . . . . . .           -            -            -          -          -
Book value per common share. . . . . . . . . . . . .  $    14.37   $    13.96   $    13.44   $  13.02   $  12.59
Allowance for loan losses / nonperforming loans. . .         241%         192%          NA        739%        78%
Allowance for loan losses / net loans. . . . . . . .        1.09%        1.07%        1.02%      1.00%      0.98%
-----------------------------------------------------------------------------------------------------------------

(1) Net earnings plus interest expense on dilutive convertible debentures, net of taxes, that would not occur if they were assumed converted.

(2) Diluted EPS includes shares that would be outstanding if dilutive common stock warrants and convertible debentures were assumed to be exercised/converted during the period. All outstanding warrants were considered for the EPS computations. Convertible debentures (principal and accrued interest) outstanding at December 31, 2004 and 2003 totaling $4,774,000 and $7,146,000, respectively, were convertible into common stock at a price of $12.00 per share in 2004 and $10.01 per share in 2003 and resulted in additional common shares (based on average balances outstanding) of approximately 500,000 in the 2004 EPS computations and 843,000 in the 2003 quarterly and 962,000 in the 2003 full year computations.

(3)  Returns  for  the  quarters  have  been  annualized.

(4) Noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.

(5) Amounts at December 31, 2003 have been adjusted from those previously reported for the effect of adopting FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" as revised in December 2003. FIN 46 requires bank holding companies that have used controlled business trusts to raise financing by issuing trust preferred securities to deconsolidate their investments in those trusts. The adoption resulted in the deconsolidation of the Company's common stock investment in its two business trusts, Intervest Statutory I and Intervest Statutory II, which increased the Company's total assets and borrowed funds previously reported.

                                        INTERVEST BANCSHARES CORPORATION
                                        --------------------------------
                                        CONSOLIDATED FINANCIAL HIGHLIGHTS

----------------------------------------------------------------------------------------------------------------
                                                                   At or For The Period Ended
                                                 ---------------------------------------------------------------
                                                    Year         Year         Year         Year         Year
                                                    Ended        Ended        Ended        Ended        Ended
($ in thousands, except per share amounts)         Dec 31,      Dec 31,      Dec 31,      Dec 31,      Dec 31,
                                                    2004         2003         2002         2001         2000
----------------------------------------------------------------------------------------------------------------
BALANCE SHEET HIGHLIGHTS:
Total assets (1). . . . . . . . . . . . . . . .  $1,316,751   $  911,523   $  686,443   $  513,086   $  416,927
Asset growth rate . . . . . . . . . . . . . . .          44%          33%          34%          23%          22%
Total loans, net. . . . . . . . . . . . . . . .  $1,015,396   $  671,125   $  489,912   $  368,526   $  266,326
Loan growth rate. . . . . . . . . . . . . . . .          51%          37%          33%          38%          25%
Total deposits. . . . . . . . . . . . . . . . .  $  993,872   $  675,513   $  505,958   $  362,437   $  300,241
Deposit growth rate . . . . . . . . . . . . . .          47%          34%          40%          21%          49%
Loans/deposits (Intervest National Bank). . . .          86%          79%          76%          79%          67%
Borrowed funds and accrued interest payable (1)  $  202,661   $  140,383   $  114,032   $  100,374   $   72,813
Stockholders' equity. . . . . . . . . . . . . .  $   90,094   $   75,385   $   53,126   $   40,395   $   36,228
Common shares outstanding (2) . . . . . . . . .   6,271,433    5,988,377    4,703,087    3,899,629    3,899,629
Common book value per share . . . . . . . . . .  $    14.37   $    12.59   $    11.30   $    10.36   $     9.29
Market price per common share . . . . . . . . .  $    19.74   $    14.65   $    10.80   $     7.40   $     3.75
----------------------------------------------------------------------------------------------------------------
ASSET QUALITY HIGHLIGHTS
Nonperforming loans . . . . . . . . . . . . . .  $    4,607   $    8,474            -   $    1,243            -
Allowance for loan losses . . . . . . . . . . .  $   11,106   $    6,580   $    4,611   $    3,380   $    2,768
Loan recoveries (3) . . . . . . . . . . . . . .           -            -   $      107            -            -
Loan chargeoffs (4) . . . . . . . . . . . . . .           -            -   $      150            -            -
Foreclosed real estate. . . . . . . . . . . . .           -            -   $    1,081            -            -
Allowance for loan losses / net loans . . . . .        1.09%        0.98%        0.94%        0.92%        1.04%
----------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS HIGHLIGHTS:
Interest and dividend income. . . . . . . . . .  $   66,549   $   50,464   $   43,479   $   35,462   $   31,908
Interest expense (5). . . . . . . . . . . . . .      38,683       28,564       26,325       24,714       23,707
                                                 ---------------------------------------------------------------
Net interest and dividend income. . . . . . . .      27,866       21,900       17,154       10,748        8,201
Provision for loan losses . . . . . . . . . . .       4,526        1,969        1,274          612          275
Noninterest income. . . . . . . . . . . . . . .       5,140        3,321        2,218        1,655          983
Noninterest expenses. . . . . . . . . . . . . .       8,251        7,259        6,479        5,303        4,568
                                                 ---------------------------------------------------------------
Earnings before income taxes. . . . . . . . . .      20,229       15,993       11,619        6,488        4,341
Provision for income taxes (5). . . . . . . . .       8,776        6,873        4,713        2,710        1,733
                                                 ---------------------------------------------------------------
Net earnings. . . . . . . . . . . . . . . . . .  $   11,453   $    9,120   $    6,906   $    3,778   $    2,608
                                                 ---------------------------------------------------------------
Basic earnings per share. . . . . . . . . . . .  $     1.89   $     1.85   $     1.71   $      .97   $      .67
Diluted earnings per share. . . . . . . . . . .  $     1.71   $     1.53   $     1.37   $      .97   $      .67
Adjusted net earnings used to calculate
        diluted earnings per share. . . . . . .  $   11,707   $    9,572   $    7,342   $    3,778   $    2,608
Average common shares used to calculate:
    Basic earnings per share. . . . . . . . . .   6,068,755    4,938,995    4,043,619    3,899,629    3,884,560
    Diluted earnings per share. . . . . . . . .   6,826,176    6,257,720    5,348,121    3,899,629    3,884,560
Net interest margin . . . . . . . . . . . . . .        2.52%        2.90%        2.88%        2.47%        2.34%
Return on average assets. . . . . . . . . . . .        1.02%        1.19%        1.13%        0.85%        0.69%
Return on average equity. . . . . . . . . . . .       14.14%       15.34%       15.56%        9.94%        7.48%
Effective income tax rate . . . . . . . . . . .       43.38%       42.98%       40.56%       41.77%       39.92%
Efficiency ratio (6). . . . . . . . . . . . . .          25%          29%          33%          43%          48%
Full-service banking offices. . . . . . . . . .           6            6            6            6            6
----------------------------------------------------------------------------------------------------------------

(1) Amounts at December 31, 2003 and prior have been adjusted from those previously reported for the effect of adopting FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" as revised in December 2003.
(2) The increase in shares outstanding from 2003 was due to 42,510 from the exercise of Class A common stock warrants and 240,546 from the conversion of debentures. The increase in 2003 from 2002 was due to the following:
     945,717 from the exercise of Class A common stock warrants; 309,573 from the conversion of convertible debentures; and 30,000 from newly issued Class B common stock in connection with the acquisition of Intervest Securities Corporation. The increase in 2002 from 2001 was all due to the exercise of Class A common stock warrants.
(3) The amount for 2002 represents proceeds received from the sale of collateral from a loan that was charged off prior to 1997.
(4) The amount for 2002 represents a chargeoff taken in connection with the transfer of a nonperforming loan to foreclosed real estate.
(5) A charge of $206,000, net of taxes, from the early retirement of debentures that was previously reported in 2000 as an extraordinary item has been reclassified ($382,000 to interest expense and a $176,000 decrease to income taxes) to give effect to FASB No. 145.
(6) Noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.